SCHEDULE 14A INFORMATION

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GLOBALSCAPE, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________________________

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Notice of 2020

Annual Meeting

of Stockholders

Proxy Statement

And

Form 10-K

For the year ended December 31, 2019

4500 Lockhill-Selma Rd., Suite 150	San Antonio, TX 78249

GlobalSCAPE, Inc.

4500 Lockhill-Selma Rd, Suite 150

San Antonio, Texas 78249

(210) 308-8267

March 30, 2020

Dear Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of GlobalSCAPE, Inc. (“GlobalSCAPE”) to be held at GlobalSCAPE’s headquarters, located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, TX 78249, on Tuesday, May 12, 2020, at 10:00 a.m., Central Daylight Time. If you cannot attend the Annual Meeting, you may vote over the Internet. If you received a paper copy of the proxy materials, you may follow the instructions on the proxy card.

The agenda for the Annual Meeting includes the following recommended actions:

●	The election of one director who will serve for a term of three years.

●	Ratification of the appointment of Weaver and Tidwell, LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Please refer to the accompanying proxy statement for detailed information about each of the proposals and the Annual Meeting.

Every stockholder vote is important. Even if you do not plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by signing your proxy card and mailing it in accordance with the instructions on the card. If you prefer, you may vote over the Internet or by telephone by following the instructions on your proxy card. You may revoke your proxy at any time before it is voted. You may also vote in person at the Annual Meeting if you are the stockholder of record.

Sincerely,

/s/ Robert H. Alpert

Robert H. Alpert
Chairman of the Board and Chief Executive Officer

GlobalSCAPE, Inc.

4500 Lockhill-Selma Rd, Suite 150

San Antonio, Texas 78249

(210) 308-8267

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 12, 2020

To the Stockholders of GlobalSCAPE, Inc.:

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of GlobalSCAPE, Inc. (the “Company”) will be held at the Company’s office located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249, on Tuesday, May 12, 2020, at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect the following director to serve for a term of three years and until his successor is duly elected and qualifies:

David L. Mann

2.	To ratify the appointment of Weaver and Tidwell, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof, including a motion to adjourn or postpone the Annual Meeting.

The foregoing items of business are described more fully in the proxy statement accompanying this notice. We encourage you to read the proxy statement carefully and in its entirety.

The Company’s Board of Directors has fixed the close of business on March 16, 2020 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares promptly by using the telephone or Internet, following the instructions provided in the Notice of Internet Availability of Proxy Materials, or by signing and returning the proxy card mailed to those who receive paper copies of the accompanying proxy statement.

March 30, 2020

San Antonio, Texas

By Order of the Board of Directors,

/s/ Robert H. Alpert

Robert H. Alpert

Chairman of the Board and Chief Executive Officer

NOTICE REGARDING POTENTIAL IMPACT OF COVID-19 ON ANNUAL MEETING

We currently intend to hold the Annual Meeting in person. However, we are actively monitoring the spread of the coronavirus disease, or COVID-19, and are sensitive to the public health and travel concerns that our stockholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission, and the Company will take all reasonable steps necessary to inform other intermediaries in the proxy process (such as any proxy service provider) and other relevant market participants (such as the appropriate national securities exchanges) in the event of such change.

Important Notice Regarding Availability of
Proxy Materials For Our Annual Meeting of Stockholders to be Held On May 12, 2020

The proxy statement, the form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including consolidated financial statements, are available on the Internet at www.proxyvote.com.

GlobalSCAPE, Inc.

Proxy Statement

For

2020 Annual Meeting of Stockholders

To Be Held On Tuesday, May 12, 2020

PROXY STATEMENT

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of GlobalSCAPE, Inc., a Delaware corporation (“GlobalSCAPE,” the “Company,” “we,” “us” or “our”), of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). In accordance with Securities and Exchange Commission (the “SEC”) rules, instead of mailing a printed copy of our Proxy Statement, annual report and other materials relating to the Annual Meeting to stockholders, we intend to mail a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which advises that the proxy materials are available on the Internet to stockholders. We intend to commence distribution of the Notice of Internet Availability on or about March 30, 2020. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of proxy materials unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability by mail who prefer to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability. Please note that, although our proxy materials are available on our website, no other information contained on the website is incorporated by reference in or considered to be a part of this Proxy Statement.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. If you previously elected to receive our proxy materials electronically, you will continue to receive these materials in that manner unless you elect otherwise. However, if you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Date, Time and Place of Annual Meeting

The Annual Meeting will be held at 10:00 a.m., Central Daylight Time, on Tuesday, May 12, 2020, at GlobalSCAPE’s office at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249. Please call us at (210) 801-8489 if you need assistance with directions to our office.

Record Date; Shares Entitled to Vote; Quorum

The Board has fixed the close of business on March 16, 2020 as the record date (the “Record Date”) for GlobalSCAPE stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 18,709,064 shares of GlobalSCAPE common stock, par value $0.001 per share (the “Common Stock”), outstanding, which were held by approximately 1,794 holders of record. Stockholders are entitled to one vote for each share of Common Stock held as of the Record Date. There are no cumulative voting rights.

The holders of a majority of the outstanding shares of Common Stock issued and entitled to vote at the Annual Meeting, totaling 9,354,803 shares, must be present in person or by proxy to establish a quorum for business to be conducted at the Annual Meeting. Whether you attend the Annual Meeting in person, complete, sign and return the proxy card or vote via the Internet or telephone, your shares will be counted as present at the Annual Meeting. Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the Annual Meeting. If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. Please consider the following voting matters specific to each proposal on the ballot:

●

Proposal 1 (election of directors) is not considered a routine matter under New York Stock Exchange rules. Your bank or broker will not have discretionary authority to vote your shares held in street name on this proposal. A broker non-vote may also occur if your broker fails to vote your shares for any reason.

●

Proposal 2 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under New York Stock Exchange rules. Your bank or broker will have discretionary authority to vote your shares held in street name on this proposal.

If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, GlobalSCAPE may postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy being solicited by this Proxy Statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Stockholders of Record and Beneficial Owners

Many of our stockholders hold their shares through a broker, bank, or other agent rather than directly in their own names. Following are some distinctions between shares held of record and those owned beneficially:

●

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares. Access to our proxy materials is being provided directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

●

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of the shares held in “street name.” Access to these proxy materials is being provided by your broker or bank who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or bank on how to vote. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting.

Attendance and Voting by Proxy

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following four methods:

●	Vote in person, by attending the Annual Meeting. We can give you a proxy card or a ballot when you arrive, if requested.

●

Vote by Internet, by going to the web address, www.proxyvote.com, and following the instructions for Internet voting. Please note that the deadline for voting electronically on the Internet is 11:59 p.m., Eastern Daylight Time, on May 11, 2020.

●	Vote by telephone, by calling the number printed on your voting document.

●

Vote by mail, by completing, signing, dating, and mailing the proxy card mailed to you in the envelope provided. If you vote by Internet, please do not mail your proxy card. If you vote by mail, your signed proxy card must be received before the Annual Meeting to be counted at the Annual Meeting.

If your shares are held in “street name” (through a broker, bank, or other agent), you should have received a separate voting instruction form or you may vote by telephone or on the Internet as instructed by your broker, bank or other agent.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WANT TO VOTE AT THE ANNUAL MEETING, YOU MUST FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER. YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE ANNUAL MEETING WITHOUT THE LEGAL PROXY.

The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares as follows:

●	“FOR” the election of the nominated director.

●	“FOR” the ratification of the appointment of Weaver and Tidwell, LLP as GlobalSCAPE’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The giving of a proxy will not affect your right to vote in person if you decide to attend the Annual Meeting.

If for any reason the director nominee does not stand for election, any proxies we receive may be voted for a substitute nominee in place of the nominee who does not stand. We have no reason to expect that the director nominee will not stand for election. If any matters other than those addressed on the proxy card are properly presented for action at the Annual Meeting, the persons named in the proxy card will have the discretion to vote on those matters in their best judgment unless authorization is withheld. We are not aware of any other business to be acted upon at the Annual Meeting other than as set forth herein.

Revocation of Proxy

If you are a stockholder of record, whether you vote by Internet, by telephone, or by mail, you may change or revoke your proxy before it is voted at the Annual Meeting by:

●	Submitting a new proxy card bearing a later date;

●	Voting again by the Internet at a later time;

●	Giving written notice before the Annual Meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

●	Attending the Annual Meeting and voting your shares in person.

Please note that your attendance at the Annual Meeting will not alone serve to revoke your proxy. If you own shares held in street name, you may submit new voting instructions by contacting your broker, bank or nominee.

Vote Requirements

Proposal 1: Election of Directors

Directors are elected by a majority of the votes of the holders of shares of Common Stock present in person or by proxy and entitled to vote on the election of directors. Under Delaware law, votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. An abstention is treated as entitled to vote and, therefore, has the same effect as voting “AGAINST” the proposal. Broker non-votes will not be taken into account in determining the outcome of the election. Unless otherwise instructed or unless authority to vote is withheld, the proxy card accompanying these materials will be voted “FOR” the election of the director nominee.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

With respect to Proposal 2, the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote is required to ratify the appointment of Weaver and Tidwell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. An abstention is treated as entitled to vote and, therefore, has the same effect as voting “AGAINST” the proposal. Since this proposal is considered a “routine” matter, brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Unless otherwise instructed or unless authority to vote is withheld, the proxy card accompanying these materials will be voted “FOR” the ratification of the appointment of Weaver and Tidwell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Important Note Regarding NYSE Rules

If a broker does not receive instructions from the beneficial owner of shares held in street name for certain types of proposals, the broker must indicate on the proxy that it does not have authority to vote such shares (a “broker non-vote”) as to such proposals. Under the rules of the New York Stock Exchange, if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors. Therefore, it is important that you provide voting instructions to your broker.

Solicitation of Proxies

Proxies will be solicited by mail and the Internet. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of GlobalSCAPE. Directors, officers, and employees soliciting proxies will receive no extra compensation but may be reimbursed for related out-of-pocket expenses. GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners. GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so. GlobalSCAPE will pay the cost of solicitation of proxies.

PROPOSAL ONE
ELECTION OF DIRECTORS

GlobalSCAPE’s Amended and Restated Certificate of Incorporation divides the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders. At the Annual Meeting, one Class II director is to be elected for a term of three years, to hold office until the expiration of his term in 2023, or until a successor shall have been qualified and elected. The nominee for election is David L. Mann, whose current term expires in 2020.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected. The form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominee for director. If a stockholder executes and returns a proxy but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominee for director. In determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

The following table sets forth the name and age of each nominee, director and executive officer as of the date of this Proxy Statement, including such person’s principal occupation during at least the past five years, the experiences and skills that led to the conclusion that each nominee and director should serve as director and, if applicable, the year he began serving as a director of GlobalSCAPE. There are no family relationships among any of our directors or executive officers.

Director Nominee Name	Age
David L. Mann	70

Mr. Mann has been in the real estate development and home building business since his graduation from Southern Methodist University in 1975 where he earned a B.B.A. For the past twenty years, he has worked exclusively in the San Antonio, Texas market. Mr. Mann has broad business and finance experience and beneficially owns approximately six percent (6.2%) of our shares. Mr. Mann has served as a member of the Board of Directors of the Company since June 2002 and his current term as a director of GlobalSCAPE expires in 2020.

Directors with Terms Expiring in 2021 and 2022

Name	Age
Dr. Thomas E. Hicks	72

Dr. Hicks has 47 years of experience as an educator in the computer science field. He is currently an Associate Professor of Computer Science at Trinity University in San Antonio, Texas. He has served in that position since 1983. He is responsible for all of the software engineering courses at Trinity University where he also teaches courses in database design, networking and data communications, advanced website design and cloud computing. He has over 100 publications and/or conference presentations to his credit. Dr. Hicks is a graduate of West Virginia University where he received a Bachelor of Science in Secondary Education-Comprehensive Mathematics, a Masters of Science-Secondary and Elementary Mathematics Education, and an Educational Doctorate in Mathematics Education-Concentrations in Mathematics and Computer Science. Dr. Hicks’ extensive experience in the computer science field and software engineering provides valuable technical insight to our Board. Dr. Hicks has served as a member of the Board of Directors of the Company since 2016 and his current term as a director of GlobalSCAPE expires in 2022.

Robert H. Alpert	55

Mr. Alpert has served as GlobalSCAPE’s Chief Executive Officer since January 2020 and prior to this he served as the Company’s Interim Chief Executive Officer from March 2019 to January 2020. Mr. Alpert has nearly 30 years of executive and financial experience. He is the co-founder and principal of 210 Capital, LLC and the founder and general partner of RHA, Inc. He is also the Co-CEO and Chairman of the Board of P10 Holdings, Inc., an alternative asset management investment firm, Chairman of the Board of Crossroads Systems, Inc., a specialty finance holding company, and a director of Elah Holdings, Inc. Prior to founding 210 Capital, Mr. Alpert was the founder and portfolio manager of Atlas Capital Management, L.P., a long-short strategy investment adviser, from October 1995 to September 2015. Mr. Alpert was responsible for the investments and operations of Atlas. Mr. Alpert is also the co-founder of Homebuilder Capital Advisors, LLC, a real estate specialty finance company, and a director of Redpoint Insurance Group, LLC, a Texas property and casualty insurance company. Mr. Alpert received a B.A. from Princeton University in 1987 and an M.B.A. from Columbia University in 1990. Mr. Alpert’s extensive knowledge of finance and capital markets brings valuable insight to our Board. Mr. Alpert, together with C. Clark Webb and their affiliates, beneficially owns approximately 17.74% of our stock. Mr. Alpert has served as a member of the Board of Directors of the Company since June 2018 and his current term as director of GlobalSCAPE expires in 2021.

C. Clark Webb	39

Mr. Webb is Co-CEO of P10 Holdings, Inc. and Co-Founder and Principal of 210 Capital, LLC. Previously, Mr. Webb was a Founder and Managing Member of P10 Capital Management, LLP and Co-Portfolio Manager of the Lafayette Street Fund, and a Partner at Select Equity Group, L.P. Mr. Webb holds a B.A. from Princeton University. Mr. Webb is currently Chairman of the Board of Elah Holdings, Inc. Chairman of the Board of Collaborative Imaging, LLC and a director of Crossroads Systems, Inc., and P10 Holdings, Inc. Mr. Webb brings extensive finance knowledge to our Board and, together with Robert H. Alpert and their affiliates, beneficially owns approximately 17.80% of our shares. Mr. Webb has served as a member of the Board of Directors of the Company since June 2018 and his current term as director of GlobalSCAPE expires in 2021.

Executive Officers

Name	Age	Position
Karen J. Young	56	Chief Financial Officer

Ms. Young has served as GlobalSCAPE’s Chief Financial Officer since August 2018 and prior to this she served as the Company’s Interim Chief Financial Officer from March 2018 to August 2018 and Controller from January 2015 to March 2018.  From June 2014 to January 2015, Ms. Young was the owner of a CPA practice in which she provided accounting and managerial consulting services to businesses.  Prior to operating her own CPA practice, Ms. Young served as Controller of PIC Business Systems, Inc., a provider of web-based integrated Enterprise Resource Planning solutions, where she worked from May 1995 to August 1999 and again from December 2001 to June 2014.  At PIC Business Systems, Inc., Ms. Young prepared the company’s financial statements and was responsible for oversight of the company’s accounting department and other administrative functions.  Between her time at PIC Business Systems, Ms. Young worked for a public accounting firm working mainly in the tax area. Ms. Young began her career at Valero Energy Corporation, an independent petroleum refiner, where she focused on budgeting and forecasting for the company and its subsidiaries.

Ms. Young is a Certified Public Accountant with over 20 years of experience as a corporate controller.  She has a B.B.A. in Accounting from The University of Texas at San Antonio and is a member of the Texas Society of Certified Public Accountants.

Mark C. Hood	55	Chief Operating Officer

Mr. Hood has served as our Chief Operating Officer since January 2020 and prior to this he served as the Company’s Executive Vice President of Operations from May 2019 to December 2019 and Vice President of Operations from August 2018 to May 2019. Until August 2018, he served as Executive Vice President of Crossroads Systems, Inc. From February 2015 to July 2017, he served as Executive Vice President of Corporate Development and previously served as Executive Vice President of Corporate Communications from January 2013 to January 2015. From 2009 to 2013, Mr. Hood was founder and CEO of MCH Advisors, and helped early stage technology clients design and launch sales and marketing programs in high-growth markets. From 1995 to 2009, Mr. Hood was CEO of Network Consulting Services, a master sales agency he launched to integrate services from multiple telecommunications companies. He also held Series 7, 65, and 66 securities licenses and served as General Partner of two equity investment funds.

Mr. Hood earned a BBA in Marketing from Sam Houston State University and a MS in Technology Commercialization from The University of Texas at Austin, McCombs School of Business.

Name	Age	Position
Michael P. Canavan	39	Executive Vice President of Sales and Marketing

Mr. Canavan has served as GlobalSCAPE’s Executive Vice President of Sales and Marketing since March 2019 and prior to this he served as Vice President of Sales from October 2017 to March 2019. Prior to that he served as Vice President of Global Enterprise Services since joining the Company in July 2017. As Vice President of Sales and Marketing, Mr. Canavan is responsible for leading and overseeing all sales and marketing operations for GlobalSCAPE. Mr. Canavan brings a diverse background with more than 15 years of experience in sales, engineering, and product management to GlobalSCAPE.

Prior to joining GlobalSCAPE in May 2017, Mr. Canavan served multiple roles with Kaspersky Lab North America starting in May 2010.  The last role he held with the organization was as Senior Vice President, Sales.  In that role, he was responsible for all business-to-business sales activities in North America, including leading channel and presales system engineering organizations. Mr. Canavan has also held various roles in sales, engineering and product management at Kaspersky Lab, Trend Micro and CDW, among others.

Mr. Canavan graduated from Purdue University, Krannert School of Management with a Bachelor of Science in Economics and a Bachelor of Arts in Psychology.

David C. Mello	56	Executive Vice President of Technical Services

Mr. Mello has served as Executive Vice President of Technical Services since March 2019 and prior to this he served as Vice President of Technical Services from September 2017 to March 2019. He is responsible for leading the technical support, professional services, pre-sales engineering and MIS teams.

Mr. Mello has more than 30 years of technical support and operations management experience and has held senior executive positions at several software and services organizations, across a variety of functional areas of responsibility.

Prior to joining GlobalSCAPE, Mr. Mello served as Senior Vice President of Support and Services at Kaspersky Lab North America, where he also served on the North America executive team and was responsible for post-sales support of both consumer and business products. Mr. Mello has also held senior level support and operations roles at BiddingforGood, Kewill Systems and DNS Worldwide, among others.

Mr. Mello graduated from Bentley University with a Bachelor of Science in Computer Information Systems and an Associate of Science in Business Management.

Vote Required

The director nominee receiving the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE TO THE BOARD OF DIRECTORS.

Board Meetings and Attendance

During the fiscal year ended December 31, 2019, the Board of Directors held 13 meetings. Separate from the full Board of Directors’ meetings, there were 7 Audit Committee meetings, and 6 Compensation Committee meetings. The Nominating Committee did not meet in 2019, and has met once so far in 2020. During 2019, each of our current directors attended at least 75% of all Board of Directors and applicable Committee meetings.

During 2019, our directors received compensation for service to GlobalSCAPE as a director. See “Executive Compensation – Compensation of Directors.” GlobalSCAPE encourages, but does not require, directors to attend the annual meeting of stockholders. At GlobalSCAPE’s 2019 Annual Meeting of Stockholders, all members of the Board of Directors were present.

Board Leadership Structure

Our current Board leadership structure consists of a Chairman of the Board, Robert H. Alpert, who is also our Chief Executive Officer. Mr. Alpert has been the Chairman of the Board since June 14, 2018. He was appointed Interim Chief Executive Officer following the unexpected death of the Company’s President and Chief Executive Officer, Matthew C. Goulet, in March 2019, and was subsequently named Chief Executive Officer in January 2020. The Board of Directors has determined that its current structure, with Mr. Alpert serving as Chief Executive Officer and continuing to serve as Chairman of the Board, is in the best interest of the Company and its stockholders at this time given the overall performance and success of the Company.

Board Independence

A majority of the Board of Directors has determined that Messrs. Mann, Webb and Dr. Hicks are independent as determined in accordance with the listing standards of the NYSE American LLC and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Audit and Compensation Committees are “independent” as defined by the SEC and the listing standards of the NYSE American LLC.

Committees of the Board of Directors

GlobalSCAPE has standing Audit, Compensation, and Nominating Committees. The Nominating Committee was established in March 2018.

The Audit Committee is a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consisted of Messrs. Mann, Webb and Dr. Hicks during 2019. Mr. Mann was the chairman of this committee during 2019. This committee met 7 times during 2019. The Board of Directors has determined that Mr. Mann is an “audit committee financial expert” as defined by SEC rules. The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to our Board of Directors regarding the selection of our independent registered public accounting firm, consults with management and our independent registered public accounting firm prior to the production of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Audit Committee Report, which appears in a subsequent section of this Proxy Statement, more fully describes the activities and responsibilities of the Audit Committee.

The Compensation Committee consisted of Messrs. Mann, Webb and Dr. Hicks during 2019. Frank Morgan, a former director whose term expired at the 2019 Annual Meeting of Stockholders, also served on the Compensation Committee until his term expired in May 2019. Mr. Webb was chairman of this committee during 2019. This committee met 6 times during 2019. The Compensation Committee’s role is to establish and oversee GlobalSCAPE’s compensation and benefit plans and policies, administer its stock option plans, and review and approve annually all compensation decisions relating to GlobalSCAPE’s officers. At least annually, our President and Chief Executive Officer submits to the Compensation Committee his recommendations as to base salary, bonus and equity incentive awards for each executive officer, except himself, for the following fiscal year based upon his subjective evaluation of their individual performance. The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the base salary, bonus, and equity incentives for the President and Chief Executive Officer.

The agenda for meetings of the Compensation Committee is determined by its Chairman. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board of Directors. The Company’s personnel support the Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities.

The Nominating Committee consisted of Mr. Webb and Dr. Hicks during 2019. Frank Morgan, a former director whose term expired at the 2019 Annual Meeting of Stockholders, also served on the Nominating Committee until his term expired in May 2019. The chairman of this committee is Dr. Hicks. This committee did not meet during 2019, and has met once so far in 2020. The full Board of Directors fulfilled the duties of the Nominating Committee during 2019. The primary function of the Nominating Committee is to assist the Board of Directors in identifying, screening and recruiting qualified individuals to become Board of Directors members and in determining the composition of the Board of Directors and its committees by recommending nominees for election at the annual meeting of stockholders or to fill vacancies on the Board of Directors.

Each of the Board of Directors committees has a written charter. Copies of the charters are available for review on the Company’s website at www.globalscape.com on the Investor Relations page.

Risk Management

The Company has a risk management program overseen by its Chief Executive Officer and its Chief Financial Officer. Material risks are identified and prioritized by management. Each prioritized risk is referred to a Board of Directors committee or the full Board of Directors for oversight.

The Board of Directors reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each. The Board of Directors also reviews and approves the annual operating budget of the Company. Because we rely on cash on hand and cash flows from operations to fund our operations, the Board of Directors as a whole devotes significant time to reviewing and approving our levels of indebtedness, contractual obligations and spending supporting our business activities. While each committee is responsible for specific risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. In addition, the Compensation Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk taking.

Code of Ethics

GlobalSCAPE has adopted a Code of Ethics that applies to all of its directors, officers and employees, including its Chief Executive Officer and its Chief Financial Officer. This Code is a statement of GlobalSCAPE’s high standards for ethical behavior, legal compliance, and financial disclosure. A copy of the Code of Ethics can be found in its entirety on GlobalSCAPE’s website at www.globalscape.com. Should there be any changes to, or waivers from, GlobalSCAPE’s Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with Board of Directors

The Board of Directors has a process by which stockholders may communicate with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o Corporate Secretary at the following address: 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249. The Corporate Secretary has been instructed by the Board of Directors to promptly forward communications so received to the members of the Board of Directors.

Nominations

The Nominating Committee is responsible for determining the slate of director nominees for election by stockholders. All director nominees will be approved by the Nominating Committee prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting. For positions on the Board of Directors created by a director’s leaving the Board of Directors prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a director elected by the Board of Directors to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating Committee does not currently use any third-party search firm to assist in the identification or evaluation of Board member candidates. The Nominating Committee may engage a third party to provide such services in the future as it deems necessary or appropriate.

The Nominating Committee will determine the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity, experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance. Candidates with potential conflicts of interest or who do not meet this criteria are disqualified. The Nominating Committee will consider these criteria for nominees identified by the Nominating Committee, by stockholders, or through some other source. When current Board members are considered for nomination for reelection, the Nominating Committee also takes into consideration the member’s prior Board contributions, performance, and meeting attendance records.

The Nominating Committee will consider qualified candidates that are recommended by stockholders for possible nomination. Stockholders wishing to make such a recommendation may do so by sending the following information to the Board of Directors, c/o Corporate Secretary, at the address listed above:

●	Name of the candidate with brief biographical information and résumé.

●	Contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected.

●	A signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

Any such nomination must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions are summarized under “Stockholder Proposals to be Presented at Next Annual Meeting” in a subsequent section of this Proxy Statement.

The Nominating Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve and other background information. This information will be evaluated against the criteria set forth above as well as the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited for further evaluation through a series of interviews. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the information. The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee will strive to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses.

No candidates for director nominations were submitted to the Board of Directors by any stockholder in connection with the Annual Meeting.

Composition of the Board of Directors

The Company believes that its Board of Directors as a whole should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and business goals. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board of Directors and the evolving needs of the Company. The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of the NYSE American LLC and Rule 10A-3 of the Exchange Act. The Nominating Committee will identify candidates for election to the Board of Directors and review their skills, characteristics and experience.

The Nominating Committee will seek directors with strong reputations, high integrity and experience in areas relevant to the strategy and operations of the Company, particularly in the high technology industry and areas involving complex business and financial dealings. The Nominating Committee believes that each nominee and current director also has other key attributes that are important to an effective board including the ability to engage management in a constructive and collaborative fashion and a diversity of background, experience and thought.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our Common Stock as of the Record Date, by (i) each person known by GlobalSCAPE to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee of GlobalSCAPE, (iii) our former President and Chief Executive Officer, (iv) our current Chief Executive Officer, (v) each of the other named executive officers, as described below, of GlobalSCAPE (together with our former and current Chief Executive Officers, collectively, the “NEOs”), and (vi) all executive officers and directors of GlobalSCAPE as a group. Unless otherwise indicated in the footnotes below, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Applicable percentage ownership is based on 18,709,064 shares of Common Stock outstanding as of the Record Date. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options or restricted stock held by that person that are currently exercisable or will vest or are exercisable within 60 days of the Record Date.

Shares Beneficially Owned as of March 16, 2020
Name of Beneficial Owner	Common Shares Currently Owned (# of shares)		Common Shares That May Be Acquired By Exercise of Stock Options (# of shares)	Total Common Shares Held (# of shares)	Additional Common Shares That May Be Acquired within 60 Days of March 16, 2020 (# of shares)	Total Beneficial Ownership (# of shares)	Percentage of Class
210/GSB Acquisition Partners, LLC et. al.	3,268,900	(1)	-	3,268,900	-	3,268,900	17.47%
C. Clark Webb	3,330,407	(2)	-	3,330,407	-	3,330,407	17.80%
Robert H. Alpert	3,319,517	(3)	-	3,319,517	-	3,319,517	17.74%
Thomas W. Brown	1,545,368	(4)	-	1,545,368	-	1,545,368	8.26%
Long Path Smaller Companies Fund, LP	1,286,872	(5)	-	1,286,872	-	1,286,872	6.88%
Renaissance Technologies LLC	1,228,390	(6)	-	1,228,390	-	1,228,390	6.57%
David L. Mann	1,155,261	(7)	-	1,155,261	-	1,155,261	6.17%
Dr. Thomas G. Hicks	80,000		-	80,000	-	80,000	*
Matthew C. Goulet	17,000	(8)	-	17,000	-	17,000	*
Michael P. Canavan	23,961		67,235	91,196	-	91,196	*
David C. Mello	25,039		-	25,039	-	25,039	*

All current directors and executive officers as a group (8 persons)			85,691	4,668,882	-	4,668,882	24.84%

*Less than one percent

(1) Based on information set forth in Schedule 13D/A (Amendment No. 5) filed on February 5, 2020 (the “Schedule 13D”), 210/GSB Acquisition Partners, LLC (“210/GSB”) holds directly 3,268,900 shares of common stock of GlobalSCAPE. 210/GSB is managed by its sole member, 210 Capital, LLC (“210 Capital”), which is managed by its members Covenant RHA Partners, L.P. (“RHA Partners”) and CCW/LAW Holdings, LLC (“CCW Holdings”). C. Clark Webb has the power to direct the affairs of CCW Holdings as its sole member. RHA Partners is managed by its general partner RHA Investments, Inc. (“RHA Investments”), and Robert H. Alpert has the power to direct the affairs of RHA Investments as its President and sole shareholder. Accordingly, 210/GSB may be deemed to share voting and dispositive power with 210 Capital, RHA Partners, CCW Holdings, RHA Investments, Mr. Alpert and Mr. Webb over the shares of the Company’s common stock that it holds. The address of 210/GSB and Messrs. Webb and Alpert is 8214 Westchester Drive, Suite 950, Dallas, Texas 75225.

(2) In addition to the 3,268,900 shares of common stock owned by 210/GSB, Mr. Webb holds directly 61,507 shares of common stock. Mr. Webb has sole voting and dispositive power over the 61,507 shares of common stock that he holds directly.

(3) In addition to the 3,268,900 shares of common stock owned by 210/GSB, Mr. Alpert holds directly 32,972 shares of common stock and Atlas Capital Management, L.P. (“ACM”) holds directly 17,645 shares of common stock. ACM is managed by its general partner, RHA Investments. Accordingly, Mr. Alpert may be deemed to share voting and dispositive power with RHA Investments over the 17,645 shares of common stock owned by ACM.

(4) Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.

(5) Based on the information set forth in a Schedule 13G/A (Amendment No. 1) filed on February 12, 2020 by Long Path Partners, LP, a Delaware limited partnership (“LP Partners”), Long Path Holdings LLC, a Delaware limited liability company (“LP Holdings”), Long Path Fund GP, LLC, a Delaware limited liability company (“LPGP”), Long Path Smaller Companies Fund, LP, a Delaware limited partnership (“LPSC”), William Brennan and Brian Nelson (collectively, the “LP Reporting Persons”), the LP Reporting Persons own 1,286,872 shares of common stock of GlobalSCAPE, each with shared voting and dispositive power. The address of the principal office of each of the LP Reporting Persons is 4 Landmark Square, Suite 301, Stamford, Connecticut 06901.

(6) Based on the information set forth in a Schedule 13G/A (Amendment No.1) filed on February 13, 2020 by Renaissance Technologies, LLC, a Delaware limited liability company, and Renaissance Technologies Holdings Corporation, a Delaware Corporation (collectively, “Renaissance Reporting Persons”). The Renaissance Reporting Persons own 1,228,390 shares of common stock of GlobalSCAPE, each with sole voting and dispositive power. The address of the principal office of each of the Renaissance Reporting Persons is 800 Third Avenue, New York, New York 10022.

(7) Based on information provided to the Company by Mr. Mann. Mr. Mann has pledged 750,000 shares to secure his obligations under a personal loan.
(8) Includes 2,000 shares owned by Mr. Goulet's minor children. Mr. Goulet passed away in March 2019.

Except as otherwise provided in the footnotes above, the address of the beneficial owners listed in the table above is 4500 Lockhill-Selma Rd, Suite 150, San Antonio, Texas, 78249.

Equity Compensation Plan Information

The following table provides aggregate information regarding grants under all equity compensation plans of GlobalSCAPE through December 31, 2019.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance under Equity Compensation Plans (Excluding securities Reflected in Column (A)
	(A)	(B)	(C)

Equity compensation plans approved by security holders	1,563,784	$5.78	2,775,928

Section 16(a) Beneficial Ownership Reporting Compliance

GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and directors (and its ten percent stockholders), that all Section 16(a) filing requirements were fulfilled on a timely basis during the fiscal year ended December 31, 2019.

In making this disclosure, GlobalSCAPE has relied solely on written representations of its directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions in 2019

We did not have any related-party transactions in 2019.

Policy Related to Related Party Transactions

Our Board of Directors has adopted a formal, written related-person transaction approval policy, setting forth GlobalSCAPE’s policies and procedures for the review, approval, or ratification of “related-person transactions.” For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our Common Stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement, or relationship or any series of similar financial transactions, arrangements, or relationships in which GlobalSCAPE is a participant and in which a related person has a direct or indirect interest, other than the following:

●	Payment of compensation by GlobalSCAPE to a related party for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”.

●	Transactions available to all employees or all stockholders on the same terms.

●

Purchases of products or services from GlobalSCAPE in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in GlobalSCAPE’s filings with the SEC.

●	Transactions, which when aggregated with the amount of all other transactions between the related person and GlobalSCAPE, involve less than $5,000 in a fiscal year.

Our Audit Committee is required to approve any related-person transaction subject to this policy before commencement of the related-person transaction, provided that if the related-person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment, or rescission. The Chairman of our Audit Committee has the authority to approve or take other actions with respect to any related-person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the Chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related-person transaction:

●	Whether the terms are fair to GlobalSCAPE.

●	Whether the transaction is material to GlobalSCAPE.

●	The role the related person has played in arranging the related-person transaction.

●	The structure of the related-person transaction.

●	The interest of all related persons in the related-person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon GlobalSCAPE’s and the related party’s following certain procedures designated by the Audit Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation that GlobalSCAPE paid during the fiscal years ended December 31, 2019 and 2018 to our former President and Chief Executive Officer, our current Chief Executive Officer, and our two most highly compensated executive officers other than the Chief Executive Officer for the fiscal year ended December 31, 2019.

		Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)
Robert H. Alpert	2019	267,539	364,883	123,753	1,099,771	-	10,802
Chairman of the Board and
Chief Executive Officer (4)

Matthew C. Goulet	2019	115,385	-	-	-	-	23,312
Former President and	2018	375,000	131,250	-	512,806	-	102,919
Chief Executive Officer (5)

Michael P. Canavan	2019	235,000	246,866	228,588	427,666	139,405	25,709
Executive Vice President of Sales & Marketing	2018	235,000	-	-	87,221	122,052	22,165

David C. Mello	2019	249,672	295,417	238,872	427,666	37,451	26,627
Executive Vice President of Technical Services	2018	242,400	36,360	-	130,831	36,360	22,252

(1)

These amounts represent the aggregate grant date fair value of stock awards for fiscal years 2019 and 2018 calculated as described in our Consolidated Financial Statements included our Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020. See specifically footnote 2, Significant Accounting Policies, and footnote 9, Stock Options, Restricted Stock and Share-Based Compensation for a discussion of all assumptions made in the calculation of this amount. These amounts do not necessarily represent the actual amounts paid to or realized by the Named Executive Officer for these awards during fiscal years 2019 or 2018. These amounts are recognized as an expense in our financial statements over the period of service required for the award to be released which is four years. For the awards granted to Mr. Alpert in 2019, those expenses were determined to be $1,608, $30,981, $30,896, $30,896, and $29,372 in 2019, 2020, 2021, 2022 and 2023, respectively. For the awards granted to Mr. Canavan in 2019, those expenses were determined to be $2,971, $57,225, $57,069, $57,069, and $54,254 in 2019, 2020, 2021, 2022 and 2023, respectively. For the awards granted to Mr. Mello in 2019, those expenses were determined to be $3,104, $59,800, $59,636, $59,636, $56,695 in 2019, 2020, 2021, 2022 and 2023, respectively

(2)

These amounts represent the aggregate grant date fair value of stock option awards for fiscal years 2019 and 2018 calculated as described in our Consolidated Financial Statements included our Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020. See specifically footnote 2, Significant Accounting Policies, and footnote 9, Stock Options, Restricted Stock and Share-Based Compensation for a discussion of all assumptions made in the calculation of this amount. These amounts do not necessarily represent the actual amounts paid to or realized by the Named Executive Officer for these awards during fiscal years 2019 or 2018. These amounts are recognized as an expense in our financial statements over the period of service required for the grant to become vested which is generally three or four years. For the options granted to Mr. Alpert in 2019, those expenses were determined to be $163,235, $275,319, $274,567, $274,567, $112,083 in 2019, 2020, 2021, 2022 and 2023, respectively. For the options granted to Mr. Canavan in 2019, those expenses were determined to be $80,443, $107,063, $106,770, $106,770, and $26,619 in 2019, 2020, 2021, 2022 and 2023, respectively. For the options granted to Mr. Mello in 2019, those expenses were determined to be $80,443, $107,063, $106,770, $106,770, and $26,619 in 2019, 2020, 2021, 2022 and 2023, respectively.

(3)

Primarily 401(k) matching contributions and group health plan premiums for all officers. Also includes $15,280 and$10,699 of reimbursement to Mr. Goulet and Mr. Alpert for lodging and other travel expenses incurred for travel to our corporate office in 2019, respectively.

(4)	Mr. Alpert was hired on April 1, 2019.

(5)	Mr. Goulet passed away unexpectedly on March 30, 2019.

Employment Agreements and Potential Payments Upon Termination or Change in Control

GlobalSCAPE has entered into employment agreements with Messrs. Alpert, Canavan, and Mello pursuant to which each will receive compensation as determined from time to time by the Board of Directors in its sole discretion. GlobalSCAPE had an employment agreement with Matthew C. Goulet, the Company’s former President and Chief Executive Officer, and such employment agreement terminated upon Mr. Goulet’s unexpected death in March 2019. The Company fulfilled all of its payment obligations pursuant to Mr. Goulet’s employment agreement.

These agreements provide for one year term of employment. Each agreement automatically renews on each subsequent annual anniversary date for an additional one year period unless the agreement is cancelled by the Company at least 90 days prior to the end of any such one year term. These agreements do not provide for any payment in the event of termination, except that if their employment is terminated without cause, upon non-renewal of the term by the Company or by the employee for Good Reason in connection with a Change in Control, the Company will pay them an amount equal to their annual base salary that the employee would have received over the six months following the termination as if his employment had not been terminated, any bonus that the employee would have received during the year of such termination as if the termination had not occurred, prorated based on the number of months of the current term that the employee was employed, provide for immediate vesting and exercisability of all outstanding stock options (with such options remaining exercisable throughout their entire term) and the lapsing of any restrictions or restriction periods imposed on any restricted stock awards and reimburse the employee for the Company’s portion of COBRA premiums.

A Change in Control occurs under these employment agreements upon the occurrence of any of the following:

●

The sale, transfer, or assignment to, or other acquisition by any other entity or entities (other than a subsidiary), of all or substantially all of the Company’s assets and business in one or a series of related transactions;

●

A third person, including a “group” as determined in accordance with Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule) of securities representing 50% or more of the combined voting power of GlobalSCAPE’s then outstanding securities;

●

During any 12-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this Section 4(c), an individual who becomes a member of the Board subsequent to the beginning of the 12-month period, shall be deemed to have satisfied such 12-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

●

A merger, consolidation, reorganization or other business combination (a “Transaction”), as a result of which the stockholders of the Company immediately prior to such Transaction own directly or indirectly immediately following such Transaction less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such Transaction.

All of our employment agreements provide for termination without any further payments due if the termination is for “cause”, with that term defined to include any one of the following events:

●

Employee substantially fails to perform his duties with the Company (other than any such failure resulting from his incapacity due to disability or any such actual or anticipated failure resulting from termination by employee for Good Reason, as defined below) after a written demand for substantial performance is delivered to employee by the Board, which specifically identifies the manner in which the Board believes that employee has not substantially performed his duties.

●	Employee knowingly or recklessly engages in conduct which is demonstrably and materially injurious to the Company or any of its affiliates, monetarily or otherwise.

●

Employee commits fraud, bribery, embezzlement or other material dishonesty with respect to the business of the Company or any of its affiliates, or the Company discovers that employee has committed any such act in the past with respect to a previous employer.

●	Employee is indicted for any felony or any criminal act involving moral turpitude, or the Company discovers that employee has been convicted of any such act in the past.

●	Employee commits a material breach of any of the covenants, representations, terms or provisions of the employment agreement.

●

Employee knowingly or recklessly violates any instructions or policies of the Company with respect to the operation of its business or affairs that causes material harm, economic or otherwise, to the Company.

●	Employee abuses illegal drugs.

“Good Reason,” as used above, means, without the officer’s express written consent, any of the following:

●	The material failure by the Company, without employee’s consent, to pay to employee any portion of his current compensation within ten (10) days of the date any such compensation payment is due.

●

The Company commits a material breach of any of the covenants, representations, terms or provisions of the employment agreement, and such breach is not cured within thirty (30) days after written notice thereof to the Company, which notice shall identify in reasonable detail the nature of the breach and give the Company an opportunity to respond, excluding, however, failure to pay salary or any bonus payment to which the employee is entitled within ten (10) days as described above.

●	Any material diminution of employee’s title, duties, authority or responsibilities, including reporting requirements.

●	A reduction in employee’s base salary or bonus opportunity as in effect on the date of the employment agreement or as may be increased from time to time.

●	A material reduction in the employee benefits that are in effect from time to time for employee.

If any lump sum payment to an NEO would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each Named Executive Officer, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

In the event of a Change in Control, unvested options to purchase our common stock that have been awarded to our NEOs will become fully vested.

The table below contains information concerning termination and Change in Control payments to each of our Named Executive Officers as if the event occurred on December 31, 2019, assuming each of the NEOs were employed by the Company as of such date.

Name & Principal Position	Benefit		Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason

Robert H. Alpert	Severance		not applicable	$375,000
Chairman of the Board and Chief Executive Officer	Option Acceleration	(1)	not applicable	270,000

Michael P. Canavan	Severance		not applicable	235,000
Executive Vice President of Sales & Marketing	Option Acceleration	(1)	not applicable	807,878

David C. Mello	Severance		not applicable	249,672
Executive Vice President of Technical Services	Option Acceleration	(1)	not applicable	885,041

(1)

The option acceleration amount is the intrinsic value of equity awards minus the exercise price. This intrinsic value is based upon the closing price for a share of our common stock of $9.83 on December 31, 2019, minus the exercise price. If the number in this column is zero, the option exercise price of all options held by that NEO is greater than the closing price of our Common Stock used in determining this amount.

GRANTS OF PLAN-BASED AWARDS

Outstanding Equity Awards at Fiscal Year-End

The table below contains certain information concerning outstanding option awards at December 31, 2019 for our Named Executive Officers.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Robert H. Alpert
Chairman of the Board and Chief Executive Officer	-	300,000	$8.93	5/29/2029	12,972	$127,515

Michael P. Canavan
Executive Vice President of Sales & Marketing	49,500	25,500	$5.28	7/10/2027	23,961	$235,537
	16,665	8,335	$3.89	8/23/2027
	16,665	33,335	$4.06	10/10/2028
	-	150,000	$6.83	4/1/2029

David C. Mello
Executive Vice President of Technical Services	49,995	25,005	$3.97	9/18/2027	25,039	$246,133
	24,998	50,002	$4.06	10/10/2028
	-	150,000	$6.83	4/1/2029

Pension Benefits

GlobalSCAPE does not sponsor any pension benefit plans. None of the NEOs contribute to such a plan.

Non-Qualified Deferred Compensation

GlobalSCAPE does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans.

Compensation of Directors

The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as directors and committee members and to reimburse directors for their expenses incurred in attending meetings.

Our non-employee directors received the following cash compensation during the fiscal year ended December 31, 2019:

Cash compensation from January through April 2019

●	Base monthly retainer:

o	Board Chairman (Mr. Alpert) - $6,500 per month

o	All other Board members - $5,500 per month

Cash compensation from May through December 2019

●	Base monthly retainer:

o	All Board members except for Mr. Alpert - $5,500 per month

Following his appointment as Interim Chief Executive Officer in March 2019, Mr. Alpert, an employee of the Company, does not receive a monthly retainer or attendance fees for his service on the Board.

We also provide stock-based compensation to our directors under the GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan, or the 2015 Directors Plan, and previously under the GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan, or the 2006 Directors Plan. Under the 2015 Directors Plan, a maximum of 500,000 shares of Common Stock may be awarded. As of March 16, 2020, 80,000 shares were reserved for issuance under the 2015 Directors Plan.

The 2015 Directors Plan is administered by the Compensation Committee of the Board of Directors which sets the exercise price, term, and other conditions applicable to each stock option granted under the plan. Stock options awarded under this plan shall have an exercise share price of no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee. The 2015 Directors Plan provides that each year, at the first regular meeting of the Board of Directors immediately following GlobalSCAPE’s annual stockholders’ meeting, each non-employee director shall be granted or issued maximum awards of either (1) a grant of an option to purchase 20,000 shares of our Common Stock or (2) the issuance of 20,000 shares of restricted Common Stock for participation in Board and Committee meetings during the previous calendar year. In 2019, the Compensation Committee granted 20,000 shares of restricted stock to each director.. The restrictions on this restricted stock lapse in May 2020.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2019 that GlobalSCAPE paid to each director. GlobalSCAPE does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors and, accordingly, these columns have been omitted from the following table:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Stock Option Awards	All Other Compensation (2)	Total
Robert H. Alpert	$26,000	$232,400	$-	$-	258,400
David L. Mann	66,000	$232,400	-	49,916	348,316
Frank M. Morgan (3)	23,375	$354,000	-	-	377,375
Thomas E. Hicks	66,000	$232,400	-	-	298,400
C. Clark Webb	66,000	$232,400	-	-	298,400

(1)

These amounts represent the aggregate grant date fair value of restricted stock awards for the year ended December 31, 2019 calculated as described in our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020.  See specifically footnote 2, Significant Accounting Policies, and footnote 9, Stock Options, Restricted Stock and Share-Based Compensation for a discussion of all assumptions made in the calculation of this amount. These amounts do not necessarily represent the actual amounts paid to or realized by the directors for the 2019 award.  These amounts are recognized as an expense in our financial statements over the period of service required for the grant to become unrestricted, which is generally continuing service for one year subsequent to the date of the award.

(2)	These amounts represent health insurance premiums and bonuses.

(3)	Mr. Morgan’s term expired in May 2019, at the Annual Meeting of Stockholders.

As of December 31, 2019, stock options issued to our directors that had not been exercised and restricted stock awards for which the restrictions had not yet lapsed as of that date are as follows:

Name	Outstanding Stock Options Not Exercised	Restricted Stock Awards
Robert H. Alpert (1)	300,000	12,972
David L. Mann	-	20,000
Thomas E. Hicks	-	20,000
Clark C. Webb	-	20,000

(1)	All stock options and restricted stock awards granted to Mr. Alpert were done so under his employment as Interim Chief Executive Officer.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

GlobalSCAPE’s Audit Committee has appointed Weaver and Tidwell, LLP (“Weaver”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although stockholder ratification is not required, the Board of Directors has directed that the appointment of Weaver be submitted to the stockholders for ratification at the Annual Meeting.

Weaver provided audit services to GlobalSCAPE for the year ended December 31, 2019. A representative of Weaver will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote is required to ratify the appointment of Weaver as GlobalSCAPE’s independent registered public accounting firm for the fiscal year ending December 31, 2020. In the event the stockholders fail to ratify the appointment, the Board of Directors may reconsider its appointment for this year. Even if the appointment is ratified, the Board of Directors, in its discretion, may, if circumstances dictate, direct the appointment of a different independent registered public accounting firm at any time during the year, if the Board of Directors determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WEAVER AND TIDWELL, LLP AS GLOBALSCAPE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees

The audit fees billed during 2019 and 2018 by our independent registered public accounting firms were as follows:

●	For their audit of our consolidated financial statements as of December 31, 2014, 2015, and 2016, and for the years then ended, included in our Form 10-K, we paid $10,000 to RSM.

●	For their audit of our consolidated financial statements as of December 31, 2015 and 2016, and for the years then ended, included in our Form 10-K, we paid $379,254 to Weaver.

●	For their reviews of our condensed consolidated financial statements included in our Form 10-Qs for the first three fiscal quarters of 2017, we paid $29,116 to Weaver.

●	For their audit of our consolidated financial statements as of December 31, 2017, and for the year then ended, included in our Form 10-K, we paid $225,654 to Weaver.

●	For their review of our condensed consolidated financial statements included in our Form 10 Qs for the first, second, and third fiscal quarters of 2018, we paid $91,193 to Weaver.

●	For their audit of our consolidated financial statements as of December 31, 2018, and for the year then ended, included in our Form 10-K, we paid $182,781 to Weaver.

●

For their review of our condensed consolidated financial statements included in our Form 10 Qs for the first, second, and third fiscal quarters of 2019, we paid $74,300 to Weaver. For their audit of our consolidated financial statements as of December 31, 2019, and for the year then ended, included in our Form 10-K, we paid $58,380 to Weaver.

●	For their audit of our internal control over financial reporting for our consolidated financial statements as of December 31, 2017, and for the year then ended, we paid $112,664 to Weaver.

●	For their audit of our internal control over financial reporting for our consolidated financial statements as of December 31, 2018, and for the year then ended, we paid $60,000 to Weaver.

●	For their audit of our internal control over financial reporting for our consolidated financial statements as of December 31, 2019, and for the year then ended, we paid $112,298 to Weaver.

The audit fees billed through March 16, 2020 by our independent registered public accounting firm were as follows:

●	For their audit of our consolidated financial statements as of December 31, 2019, and for the year then ended, included in our Form 10-K, we paid $121,270 to Weaver.

●	For their audit of our internal control over financial reporting for our consolidated financial statements as of December 31, 2019, and for the year then ended, we paid $61,300 to Weaver.

Tax Fees and All Other Fees

For their computation of our accumulated earnings and profits for the tax years 2008 – 2019, we paid $25,000 to Weaver.

The Audit Committee has considered whether the provision of other non-audit services to the Company is compatible with maintaining independence. The Audit Committee has concluded that the independence of Weaver has not been impaired.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviews GlobalSCAPE’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging the independent registered public accounting firm to perform an independent audit of GlobalSCAPE’s consolidated financial statements in accordance with generally accepted accounting principles and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of:

●	The integrity of GlobalSCAPE’s financial statements.

●	GlobalSCAPE’s independent registered public accounting firm’s qualifications and independence.

●	The performance of GlobalSCAPE’s independent registered public accounting firm.

●	GlobalSCAPE’s compliance with legal and regulatory requirements.

In this context, the Committee hereby reports as follows:

●	The Audit Committee has reviewed and discussed the audited financial statements with GlobalSCAPE’s management.

●

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees.

●

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

●

Based on the review and discussions referred to in previous paragraphs, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

This report is submitted by the members of the Audit Committee.

David L. Mann (Chairman of the Audit Committee)

Thomas E. Hicks

C. Clark Webb

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings in accordance with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the Annual Meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than November 30, 2020. Proposals should be addressed to:

GlobalSCAPE, Inc.

Attn: Corporate Secretary

4500 Lockhill-Selma Rd, Suite 150

San Antonio, TX 78249

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary no earlier than February 11, 2021 and no later than March 13, 2021.

If the date of the stockholder meeting is moved more than 30 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced.

AVAILABLE INFORMATION

We are a reporting company under the Exchange Act and file annual, quarterly, and special reports and other information with the SEC. You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain more information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains all of these reports and other information regarding our Company and other issuers that file electronically with the SEC at http://www.sec.gov. We also post links to our SEC filings at our web site at http://www.globalscape.com.

You may request a copy of GlobalSCAPE’s annual, quarterly, and current reports, proxy statements, and other information at no cost, including our annual report on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2019, by writing or telephoning GlobalSCAPE at the following address and telephone number:

GlobalSCAPE, Inc.

Attn: Chief Financial Officer

4500 Lockhill-Selma Rd., Suite 150

San Antonio, Texas 78249

(210) 308-8267

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors,

/s/ Robert H. Alpert

Robert H. Alpert

Chairman and Chief Executive Officer

March 30, 2020
San Antonio, TX